Exhibit 10.39

AMENDED AND RESTATED

PROMISSORY NOTE

August 28, 2024

This AMENDED AND RESTATED PROMISSORY NOTE (this “Note”) is made by Boombod Ltd, a UK corporation, having its principal place of business at Haslers Old, Old Station Road, Loughton, Essex, IG10 4PL, as maker (“Borrower”), to the order of Synergy CHC Corp, a Nevada Corporation, located at 865 Spring Street, Westbrook, Maine, 04092, as payee (“Holder”).

RECITALS

WHEREAS, Borrower and Holder entered into that certain Promissory Note dated August 2024 in the original principal amount of $4,424,547 (the “Original Note”); and

WHEREAS, Borrower and Holder now desire to amend, replace and restate the Original Note as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Holder the principal amount of $4,424,547, in accordance with the provisions of this Note.

1. Payment. Borrower agrees to pay the principal sum of this Note, without interest, on or before December 31, 2024 (the “Maturity Date”). Notwithstanding anything herein to the contrary, Borrower may prepay amounts due on this Note in whole or in part without penalty or premium at any time.

2. Acceleration. This Note shall, without presentment, demand, protest or notice of any kind, become immediately due and payable at the option of Holder upon the commencement by or against Borrower of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to Borrower or its debts.

3. Waivers, Consents, and Covenants. Borrower hereby: (a) waives presentment, demand, notice of demand, notice of intent to accelerate, and notice of acceleration or maturity, protest, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under applicable law to Borrower in connection with the delivery, acceptance, performance, default, or enforcement of this Note and (b) consents to any and all delays, extensions, renewals, or other modifications of this Note or waivers of any terms hereof, or the failure to act on the part of Holder, or any indulgence shown by Holder, from time to time, and in one or more instances (without notice to or further assent of Borrower), and agrees that no such action, failure to act, or failure to exercise any right or remedy on the part of Holder shall in any way effect or impair the obligations of Borrower or be construed as a waiver by Holder of, or otherwise affect, any of Holder’s rights under this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

4. Costs and Expenses of Enforcement. Borrower agrees to pay Holder on demand all costs and expenses incurred by Holder in seeking to collect this Note or to enforce any of Holder’s rights and remedies, including court costs and reasonable third-party attorneys’ fees and expenses, whether or not a suit is filed hereon, or whether or not in connection with bankruptcy, insolvency or appeal.

5. Applicable Law. This Note shall be governed by and construed under the internal laws and judicial decisions of the State of Nevada notwithstanding any principles of conflicts of laws thereof.

6. Severability; Binding Effect. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein. This Note shall be binding upon and inure to the benefit of Borrower and Holder and their respective permitted successors and assigns; provided, however, that Borrower may not assign or transfer or any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of Holder.

7. Currency. All funds quoted herein are in United States Dollars.

8. Counterparts. This Note may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Note as of the date first written above.

AL BAUMELER	JACK ROSS

/s/ Al Baumeler	/s/ Jack Ross
President	CEO
Synergy CHC Corp	Boombod Ltd

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